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                                                               EXHIBIT 99.B5
                                                               Advisory Contract



                       THE HAVEN CAPITAL MANAGEMENT TRUST
                                      and
                                 THE HAVEN FUND



                                                                    May 19, 1994



Haven Capital Management, Inc.
655 Third Avenue
New York, New York  10017

                         Investment Advisory Agreement

Dear Sirs:

             The Haven Capital Management Trust (the "Trust") has been organized as a business trust under the laws of the State of Delaware to engage in the business of an investment company. The Trust's shares of beneficial interest may be classified into series, each series representing the entire undivided interest in a separate portfolio of assets. As of the date hereof, the Trust has one series of shares, representing interests in The Haven Fund (the "Fund").

             The Trustees of the Trust (the "Trustees") have selected you to provide investment advice to the Fund, as more fully set forth below, and you are willing to provide





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such advice under the terms and conditions hereinafter set forth.  Accordingly, the Trust agrees with you as follows:

             1. Delivery of Documents. The Trust has furnished you with copies, properly certified or otherwise authenticated, of each of the following:

             (a) Agreement and Declaration of Trust of the Trust, dated as of March 17, 1994 (the "Declaration").

             (b) By-Laws of the Trust as in effect on the date hereof.

             (c) Resolution of the Trustees selecting you as investment adviser for the Fund and approving the form of this Agreement.

             (d) Commitments, limitations and undertakings made by the Trust to state "blue sky" authorities for the purpose of qualifying shares of the Trust representing beneficial interests in the Fund (the "Shares") for sale in such states.

             (e) Pre-Effective Amendment No. 1 to the Trust's Registration
                 Statement on Form N-1A, dated


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                 May 25, 1994, registering the Shares under the Securities Act of 1933, as amended, together with all exhibits and amendments thereto (the "N-1A Registration Statement").

             (f) Pre-Effective Amendment No. 2 to the Trust's Registration
                 Statement on Form N-14, dated May 25, 1994, together with all exhibits and amendments thereto.

             (g) Amended and Restated Application for an Order Pursuant to
                 Section 17(b) of the Investment Company Act of 1940 Authorizing Certain Transactions Which Are Otherwise Prohibited Under Section 17(a) of the Act, dated May __, 1994.

             (h) Notice of an Application for an Order Pursuant to Section
                 17(b) of the Investment Company Act of 1940 Authorizing Certain Transactions Which Are Otherwise Prohibited Under
                 Section 17(a) of the Act, dated April 29, 1994.



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             (i) Letter Ruling, dated February 23, 1994, issued by the Internal
                 Revenue Service to HCM Partners, L.P.

The Trust will furnish you from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

             2. Investment Advisory Services. You will use your best efforts to provide to the Fund continuing and suitable investment programs consistent with the investment objective, policies and restrictions of the Fund. In the performance of your duties hereunder, subject always (x) to the provisions contained in the documents delivered to you pursuant to Section 1 as each of the same may from time to time be amended or supplemented and (y) to the limitations set forth in the N-1A Registration Statement as in effect from time to time, as amended, you will, at your expense:

             (a) determine from time to time which securities shall be
                 purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities and assets in which the Fund invests or in cash;



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             (b) make decisions for the Fund with respect to foreign
                 currency matters and foreign exchange contracts, having regard to foreign exchange controls, if any;

             (c) make determinations as to the manner in which voting
                 rights, subscription rights, rights to consent to corporate action and any other rights pertaining to the Fund's assets shall be exercised;

             (d) advise the Trust in connection with policy decisions to be made by the Trustees or any committee thereof with respect to the Fund's investments and, as requested, furnish the Fund with research, economic and statistical data in connection with its investments and investment policies;

             (e) submit such reports relating to the valuation of the
                 Fund's securities as the Trustees or the administrator of the Fund may reasonably request;


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             (f) place orders for the purchase, sale or exchange of
                 portfolio assets for the Fund's accounts with brokers or dealers selected by you; provided, however, that in connection with the placing of such orders and the selection of such brokers or dealers you shall seek to obtain execution and pricing within the policy guidelines established by the Trustees and set forth in the N-1A Registration Statement as in effect from time to time;

             (g) provide information in your possession to the
                 administrator of the Fund as such administrator may request to maintain and preserve the records required by the Investment Company Act of 1940, as amended (the "Investment Company Act");

             (h) obtain and evaluate such information relating to
                 economies, industries, businesses, securities markets and securities as you may deem


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                 necessary or useful in the discharge of your duties hereunder;

             (i) from time to time, or at any time requested by the
                 Trustees, make reports to the Trustees concerning your performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business and affairs of the Fund; and

             (j) cooperate generally with the Trust and the Fund to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including post-effective amendments to the Form N-1A Registration Statement, filings on Form N-SAR, periodic statements, reports to shareholders, shareholder communications and proxy material furnished to holders of the Shares, filings with state "blue sky" authorities and with the United
                 States


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                 agencies responsible for tax matters, and other reports
                 and filings of like nature.

             3. Expenses of the Fund. You will pay for maintaining the staff and personnel necessary to perform your obligations under this Agreement and shall, at your own expense, maintain the office space, facilities, equipment and personnel that are reasonably necessary to carry out your obligations hereunder. In addition, you shall pay the reasonable salaries, fees and expenses of such of the Trust's officers and employees (including payroll taxes) and any fees and expenses of such of the Trustees as are directors, officers or employees of you.

             4. Expenses of the Trust or the Fund Not Paid by You. You will not be required to pay any expenses which this Agreement does not expressly make payable by you. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, the Trust and the Fund assume and shall pay or cause to be paid fees to you and the administrator of the Trust and the Fund and all other expenses of the Trust and the Fund including, without limitation: (i) charges and expenses of any


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custodian, subcustodian or depositary appointed by the Trust or the Fund for the safekeeping of cash, securities or property and fees and expenses of any transfer agent, dividend paying agent and registrar for the Fund; (ii) charges and expenses of accounting and auditing; (iii) expenses and fees associated with registering and qualifying securities issued by the Trust and the Fund for sale with the Securities and Exchange Commission and in various states, expenses of preparing Share certificates, if any, and other expenses in connection with the issuance, offering or distribution of securities issued by the Trust and the Fund, including freight insurance and other charges in connection with the shipment of the Fund's portfolio securities; (iv) expenses and fees associated with obtaining an order pursuant to Section 17(b) of the Investment Company Act authorizing certain transactions; (v) expenses of stationery, preparing, printing and distributing reports, notices and dividends and other documents to the Fund's shareholders, including, without limitation, to the extent not borne by the Fund's administrator, distributor or transfer agent; (vi) interest on any indebtedness of the



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Fund; (vii) governmental fees and taxes of the Trust and the Fund, including any stock transfer tax payable on a portfolio security of the Fund; (viii) brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; (ix) costs of trustees' and officers' insurance and fidelity bonds; (x) compensation and expenses of the Trustees who are not interested persons of you, including out-of-pocket travel expenses;
(xi) costs and expenses incidental to holding meetings of the Trustees, or any committees thereof, or meetings of shareholders; (xii) fees for legal, auditing and consulting services and litigation expenses, including settlement or arbitration costs; (xiii) dues and expenses incurred in connection with membership in investment company organizations and expenses relating to investor and public relations; and (xiv) costs, expenses and fees incurred in connection with obtaining, maintaining, refinancing or repaying indebtedness.

             5. Compensation of the Adviser. For all services to be rendered, facilities furnished and expenses paid or assumed by you as herein provided, the Trust will pay you, on behalf of the Fund, an investment advisory fee,



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which shall accrue daily and be payable monthly in arrears, calculated at an annual rate of 0.60% of the Fund's average daily net assets.

             If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month that this Agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the relevant month as a percentage of the total number of days in such month in order to permit the fee to be calculated in a manner consistent with the calculation of the fee
as set forth above.   During any period when the determination of net asset
value is suspended by the Trustees, the average net asset value of a Share for the last day prior to such suspension shall for this purpose be deemed to be the average net asset value at the close of each succeeding day until it is again determined.

             In the event the operating expenses of the Fund, including amounts payable to you pursuant to this Section 5, for any fiscal year of the Fund ending on a date on which this Agreement is in effect, exceed the expense limitations



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applicable to the Fund imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, you shall reduce your management fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs, including settlement or arbitration costs, and any indemnification related thereto) paid or payable by the Fund. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the management fee due to you. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in your fee shall be applicable.

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             The net asset value of the Fund shall be determined pursuant to the applicable provisions of the Trust's Declaration of Trust and applicable law, and as described in the N-1A Registration Statement, as such registration statement may be amended from time to time.

             6. Other Activities of Adviser and Its Affiliates. Nothing herein contained shall prevent you or any affiliate or associate of yours from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or portfolios similar to that of the Fund; and it is specifically understood that officers, directors, and employees of yours and of your subsidiaries, if any, may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and to other investment advisory clients of yours.

             7. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the Fund, neither you nor any of your directors, officers or employees will act as principal or



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agent or receive any commission.  If any occasion should arise in which you advise persons concerning the Shares, you will act solely on your own behalf and not in any way on behalf of the Trust or the Fund.

             8. No Partnership or Joint Venture. The Trust, the Fund and you are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

             9. Name of Trust and Fund. The Trust and the Fund may use the name "Haven" or any name derived from or similar to the name "Haven Capital Management, Inc." only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such time as such Agreement shall no longer be in effect, the Trust and the Fund will (to the extent they lawfully can) cease to use such a name or any other name indicating that the Fund is advised or they are otherwise connected with you. The Trust acknowledges that it has adopted the name "The Haven Capital Management Trust," and the Fund has adopted the name "The Haven Fund," through permission of Haven Capital Management,



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Inc., a Delaware corporation, and agrees that Haven Capital Management, Inc.
reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "Haven" or any similar name to any other corporation or entity, including but not limited to any investment company of which Haven Capital Management, Inc., or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser.

             10. Limitation of Liability of Adviser. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates if such actions by you were performed in good faith and were reasonably believed by you to be in or not opposed to the best interests of the Trust or Fund, as the case may be, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also employed by you, who may be or become an employee of and paid by the Trust or the Fund shall be deemed, when




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acting within the scope of his employment by the Trust or the Fund, to be acting in such employment solely for the Trust or the Fund and not as your employee or agent.

             You shall not be liable for any losses caused by disturbances of your operations by virtue of force majeure, war, riot, or damage caused by nature or due to other events for which you are not responsible (e.g., strike, lock-out or losses caused by the imposition of foreign exchange controls, expropriation of assets or other acts of domestic or foreign authorities).

             The presence of exculpatory language in this Agreement shall not be deemed by the Trust, the Fund, you or any other party appointed pursuant to this Agreement, including without limitation any custodian, as in any way limiting causes of action and remedies which may, notwithstanding such language, be available to the Trust or Fund either under common law or statutory law principles applicable to fiduciary relationships or under the federal securities laws.

             11. Duration and Termination of this Agreement. This Agreement shall remain in force until the second anni-



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versary of the date upon which this Agreement was executed by the parties hereto, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (a) a majority of the Trustees who are not interested persons of you or (other than as Trustees) of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the Trustees or (ii) a majority of the outstanding voting securities of the Fund. This Agreement may, on 60 days' written notice, be terminated at any time by the Trustees without the payment of any penalty by the Trust or the Fund, by vote of a majority of the outstanding voting securities of the Fund, or by you. Termination of this Agreement with respect to the Fund shall not be deemed to terminate or otherwise invalidate any provision of any contract between you and any other series of the Trust. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 11, the definitions contained in
Section 2(a) of the Investment Company Act (particularly the definitions of "assignment", "interested person" and "voting security") shall be applied.




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             12. Amendment of This Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by (a) the Trustees, including a majority of the Trustees who are not interested persons of you or (other than as Trustees) of the Trust cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act, provided that no approval shall be required pursuant to this clause (b) in respect of any contract between you and the holders of outstanding voting securities of any other series of the Trust other than the Fund.

             13. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by fax, with hard copy to follow, and shall be effective upon receipt. Notices and communications shall be



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given: (a) to the Trust and the Fund c/o Haven Capital Management, Inc., 655
Third Avenue, New York, New York 10017, Attention: Colin C. Ferenbach and (b) to you at the same address.

             14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

             15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The names The Haven Capital Management Trust and The Haven Fund are the designations of the Trustees under the Declaration, dated as of March 17, 1994, as amended from time to



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time.  The Declaration has been filed with the Secretary of State of the State of Delaware. The obligations of the Trust or the Fund are not binding upon any of the Trustees, shareholders, officers, employees or agents of the Trust individually, but only upon the assets and property of the Fund.

                                            Yours very truly,

                                            THE HAVEN CAPITAL MANAGEMENT
                                            TRUST, for itself and its
                                            initial series, The Haven Fund


                                            By /s/ Colin C. Ferenbach
                                               ----------------------
                                               President

The foregoing Agreement
is hereby agreed to as of
the date hereof.

HAVEN CAPITAL MANAGEMENT, INC.

By /s/ Denis M. Turko
   ------------------
   Title:



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